SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                (Amendment No. 1)

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 27, 2001


                             TARGITINTERACTIVE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                         0-27391                       51-0347728
---------------                ----------------              -------------------
(State or other                (Commission File                (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)


                    155 Commerce Way, Portsmouth, NH               03801
                    -----------------------------------------    ----------
                    (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code: (603) 766-8300


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



TargitInteractive, Inc., a Delaware corporation, is filing this Amendment to its Form 8-K dated July 27, 2001 in order to provide Item 7. (a) Financial Statements of Businesses Acquired and (b) Pro Forma Financial Information.

Item 4 Change in Registrant's Certifying Accountant.

         Effective November 13, 2001 TargitInteractive, Inc. (the "Company") engaged Gerson, Preston, Robinson & Company, P.A. as its new independent accountants.

         Prior to its engagement as the Company's accountants, Gerson Preston, Robinson & Company, P.A. was retained to audit the financial statements of Williams Software, Inc. included in this Form 8-K. Except for that engagement, since January 1, 1999, neither the Company nor anyone on its behalf has consulted with its new independent accountant, Gerson, Preston, Robinson & Company, P.A., regarding (1) the application of accounting principles to a specific completed or contemplated transaction; (2) the type of audit opinion that might be rendered on the Company's financial statements; or (3) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(v) of Regulation S-B.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.

             The audited financial statements of Williams Software, Inc. for the fiscal year ended December 31, 2000 are attached.

             The unaudited condensed interim financial statements of Williams Software, Inc. from January 1, 2001 to June 30, 2001 are attached.

         (b) Pro Forma Financial Information.

             The pro forma balance sheet for the period ended June 30, 2000 and the statements of operations for the year ended December 31, 2000 and the six months ended June 30, 2001 are attached.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               TARGITINTERACTIVE, INC.

         Date:  November 16, 2001                By: /s/ James Baker
                                                   -----------------------------
                                                   James Baker, President

                                TABLE OF CONTENTS

Report of Independent Certified Public Accountants..........................1
Financial Statements

Balance Sheet as of December 31, 2000.......................................2

Statementof Operations for the year ended December 31, 2000 and the for the period November 1, 1999 to December 31, 1999.......................3

Statement of Shareholders' Deficit the year ended December 31, 2000 and for the period November 1, 1999 to December 31, 1999.........................4

Statement of Cash Flows for the year ended December 31, 2000 and for the period November 1, 1999 to December 31, 1999...............5

Notes to Financial Statements...............................................6

Unaudited Balance Sheet as of June 30, 2001................................12

Unaudited Statement of Operations for the interim periods
       ended June 30, 2001 and 2000........................................13

Unaudited Statement of Cash Flows for the interim periods
       ended June 30, 2001 and 2000........................................14

Notes to Financial Statements..............................................15

ProForma Financial Statements..............................................16

Notes to ProForma Financial Statements.....................................20

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors and Stockholders
Williams Software, Inc.

We have audited the accompanying balance sheet of Williams Software, Inc. (a development stage company) as of December 31, 2000 and the related statements of operations, shareholders' deficit and cash flows for the period from November 1, 1999 (inception) through December 31, 1999, and for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Williams Software, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the period from November 1, 1999 (inception) through December 31, 1999, and for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

The financial statements referred to above have been prepared assuming that Williams Software, Inc. will continue as a going concern. As more fully described in Note 2, the company has incurred operating losses, negative cash flows from operating activities and has a working capital deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in Note
2. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

As discussed in Note 12 to the financial statements, on July 27, 2001, the Company entered into a merger agreement with TargitInteractive, Inc. The Company became a wholly owned subsidiary of TargitInteractive, Inc.

                                           Gerson, Preston, Robinson & Co., P.A.

Miami Beach, Florida
November 12, 2001                                  CERTIFIED PUBLIC ACCOUNTANTS

                             WILLIAMS SOFTWARE, INC.

                          (A Development Stage Company)
                                  BALANCE SHEET
                                December 31, 2000


ASSETS
Current assets:
   Cash                                                          $ 109,869
   Prepaid royalty expense                                         137,500

   Other current assets                                              6,346
                                                                 ---------
Total current assets                                               253,715

Property and equipment, net of accumulated depreciation            119,486

Other assets                                                         6,915
                                                                 ---------
Total assets                                                     $ 380,116
                                                                 =========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable and accrued expenses                         $  35,229
   Convertible notes payable - shareholders                        212,345
   Deferred revenue                                                130,000
   Current portion of obligations under capital leases              16,245
                                                                 ---------
Total current liabilities                                          393,819

Obligations under capital leases, net of current portion            17,400

Total liabilities                                                  411,219

Commitments
Shareholders' deficit:
   Common stock; $0.001 par value; 100,000,000 shares
      authorized, 10,110,808 issued and outstanding                 10,111
   Additional paid-in capital                                      824,093
   Unearned compensation                                           (47,104)
   Accumulated deficit                                            (818,203)
                                                                 ---------
Total shareholders' deficit                                        (31,103)
                                                                 ---------
Total liabilities and shareholders' deficit                      $ 380,116
                                                                 =========



                 See accompanying notes to financial statements

                             WILLIAMS SOFTWARE, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS


                                                                        Period from
                                                                      November 1, 1999
                                                  Year Ended         (inception) through
                                                  December 31,          December 31,
                                                     2000                  1999
                                                 ------------          ------------
Revenues                                         $      2,959          $         --
Costs and expenses:
   Costs of revenues                                    1,040                    --
   Depreciation and amortization                       26,926                   413
   Payroll, benefits and related expense              430,151                38,748
   General and administrative                         284,973                36,315
                                                 ------------          ------------
Total costs and expenses                              743,090                75,476

Loss from operations                                 (740,131)              (75,476)

Other income (expense):
Interest expense                                       (5,754)                   --
Interest income                                         2,879                   279
                                                 ------------          ------------
Total other income (expense)                           (2,875)                  279
                                                 ------------          ------------

Net loss                                             (743,006)              (75,197)
                                                 ============          ============

Basic and diluted loss per common share:

Basic and diluted loss per common share          $      (0.07)         $      (0.06)
                                                 ============          ============
Weighted average number of common
  shares outstanding                               10,449,317             1,343,329
                                                 ============          ============

                See accompanying notes to financial statements.

                             WILLIAMS SOFTWARE, INC.
                          (A Development Stage Company)
                       STATEMENTS OF SHAREHOLDERS' DEFICIT


                                            Common Stock           Additional                                             Total
                                         ----------------------     Paid-In   Subscriptions   Unearned    Accumulated  Shareholders'
                                           Shares       Amount      Capital    Receivable    Compensation   Deficit      Deficit
                                         -----------   --------   ----------  ----------      ---------     ---------    --------
Balance at November 1, 1999 (inception)           10   $     --   $      --   $      --      $      --    $      --    $     --
   Issuance of common stock
      for consulting services              4,999,990      5,000          --          --             --           --       5,000
   Issuance of common stock in $.02
     private placement                     2,655,000      2,655      50,445      (3,100)            --           --      50,000
   Issuance of common stock in $.35
     private placement                       500,001        500     174,500          --             --           --     175,000
   Stock options granted to employees
     for Compensation                             --         --      66,500          --        (66,500)          --          --
   Amortization of unearned compensation          --         --          --          --          2,771           --       2,771
   Net loss                                       --         --          --          --             --      (75,197)    (75,197)
                                         -----------   --------   ----------   --------      ---------    ---------    --------
Balance at December 31, 1999               8,155,001   $  8,155   $ 291,445   $  (3,100)     $ (63,729)   $ (75,197)   $157,574

   Proceeds from subscriptions
      receivable                                  --         --          --       3,100             --           --       3,100
   Issuance of common stock in $.35
      private placement                    1,471,432      1,472     513,528          --             --           --     515,000
   Conversion of debt through issuance
      of common stock                        484,375        484      18,891          --             --           --      19,375
   Stock options issued for services              --         --         229          --             --           --         229
   Amortization of unearned compensation          --         --          --          --         16,625           --      16,625
   Net loss                                       --         --          --          --             --     (743,006)   (743,006)
                                         -----------   --------   ----------   --------      ---------    ---------    --------
Balance at December 31, 2000              10,110,808   $ 10,111   $ 824,093    $     --      $ (47,104)   $(818,203)   $(31,103)
                                         ===========   ========   =========    ========      ==========   =========    ========


                 See accompanying notes to financial statements.

                             WILLIAMS SOFTWARE, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS


                                                                              Period from
                                                                            November 1, 1999
                                                          Year Ended        (inception) to
                                                          December 31         December 31,
                                                             2000                1999
                                                           ---------          ---------
OPERATING ACTIVITIES
Net loss                                                   $(743,006)         $ (75,197)
Adjustments to reconcile net loss to net
   cash used in operating activities:
        Depreciation and amortization                         26,926                413
        Amortization of unearned compensation                 16,625              2,771
        Options issued for services                              229                 --
        Common stock issued for services                          --              5,000
   Changes in operating assets and liabilities:
        Other current assets                                     557             (6,903)
        Prepaid royalty expense                             (137,500)                --
        Other assets                                            (385)            (6,530)
        Accounts payable and accrued expenses                 20,782             14,447
        Deferred revenue                                     130,000                 --
                                                           ---------          ---------
Net cash used in
operating activities                                        (685,772)           (65,999)
                                                           ---------          ---------
INVESTING ACTIVITIES
    Purchase of property and equipment                       (75,316)           (31,549)
                                                           ---------          ---------
Net cash used in investing activities                        (75,316)           (31,549)
                                                           ---------          ---------
FINANCING ACTIVITIES
    Proceeds from convertible notes                          212,345                 --
    Proceeds from issuance of common stock                   537,475            225,000
    Payments under capital lease obligations                  (6,315)                --
                                                           ---------          ---------
Net cash provided by financing activities                    743,505            225,000
                                                           ---------          ---------
Net increase (decrease) in cash                              (17,583)           127,452

Cash at beginning of period                                  127,452                 --
                                                           ---------          ---------
Cash at end of period                                      $ 109,869          $ 127,452
                                                           =========          =========

Supplemental disclosures of cash flow information:

      Cash paid during the period for interest             $   2,506          $      --

Supplemental disclosures of non-cash investing and financing activities:

          Property and equipment acquired through
             capital lease agreements                      $  39,960          $      --


                See accompanying notes to financial statements.

WILLIAMS SOFTWARE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS

Williams Software, Inc. d/b/a FirstPop.com was incorporated in the state of Florida in 1996, and was dormant until November 1999. FirstPop.com was established as a wholly owned division of Williams Software, Inc. in November of 1999, to develop software for Internet utilities and marketing applications and to commercialize the technology.

The Company is developing a technology for Internet based advertising. This technology provides the ability to send an advertisement to a subscriber that appears first and on top of any web site. This is accomplished without being associated with any web site or their I.S.P. (Internet Service Provider).


NOTE 2 - GOING CONCERN - UNCERTAINTY

As shown in the accompanying financial statements, the Company has incurred operating losses, negative cash flows from operating activities and has a working capital deficit. The conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company has initiated several actions to generate working capital and improve operating performance including equity and debt financing.

There can be no assurance that the Company will be able to successfully implement its plans, or if such plans are successfully implemented, that the Company will achieve its goals.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. For the year ended December 31, 2000 and the period from November 1, 1999 to December 31, 1999, there were no cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles general accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company's financial instruments consist mainly of cash and cash equivalents, accounts payable and notes payable. The carrying amounts of the Company's financial instruments approximate their fair values.

Property and Equipment

Property and equipment is recorded at cost. Depreciation and amortization on property and equipment are computed using the straight-line method over the expected useful lives of the assets, which range from three to five years.

Internally Developed Software

The Company has adopted SOP 98-1, Accounting for Costs of Computer Software Developed or Obtained For Internal Use, which requires that costs incurred during the application development stage be capitalized. This stage was determined to be from November 1, 1999 to June 30, 2000 and consisted of wages related to employees who were involved in the development. At December 31, 2000, the Company had capitalized $48,860 of wages.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Under SFAS 109, deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using currently enacted tax rates. SFAS 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.


Stock Compensation

The Company has adopted Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." SFAS 123 encourages the use of a fair-value-based method of accounting for stock-based awards under which the fair value of stock options is determined on the date of grant and expensed over the vesting period. Under SFAS 123, companies may, however, measure compensation costs of those plans using the methods prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees." Companies that apply APB No. 25 are required to include pro forma disclosures of net earnings and earnings per share as if the fair-value-based method of accounting had been applied. The Company elected for such plans under the provisions of APB No. 25.


Loss Per Share

Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares for the period. The computation of diluted loss per share is similar to basic loss per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares, such as options, had been issued. Diluted loss per share is not presented because the effects would be anti-dilutive.


New Accounting Pronouncements

On June 29, 2001, the Financial Accounting Standards Board unanimously approved the issuance of Statements of Financial Accounting Standards No. 141, Business Combinations (Statement 141), and No. 142, Goodwill and Other Intangible Assets (Statement 142). Statement 141 eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. Statement 141 changes the criteria to recognize intangible assets apart from goodwill. The requirements of Statement 141 are effective for any business combination accounted for by the purchase method that is completed after June 30, 2001.

Under Statement 142, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. Identifiable intangible assets will continue to be amortized over their estimated useful lives. Early adoption is permitted for companies with fiscal years beginning after March 15, 2001, provided that their first quarter financial statements have not been issued.


NOTE 4 - PREPAID ROYALTY EXPENSE

On May 22, 2000, the Company executed a licensing agreement with a third party for rights to certain titles for promotional software offers. The terms of the agreement required the Company to prepay certain royalty amounts. At December 31, 2000, the Company had paid $137,500 in prepaid royalties related to this agreement.


NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2000:

                                            USEFUL LIVES
                                              (YEARS)
        Furniture and fixtures                   5               $    12,488
        Computer hardware and software           3                    71,459
        Office equipment                         5                    14,018
        Internally developed software            3                    48,860
                                                                 -----------
        Property and equipment                                   $   146,825
                                                                 -----------
        Less accumulated depreciation and
           amortization                                              (27,339)
                                                                 -----------
        Property and equipment, net                              $   119,486
                                                                 ===========


Depreciation expense for the year ended December 31, 2000 and for the period from November 1, 1999 to December 31, 1999 was $18,783 and $413, respectively. Amortization of the internally developed software was $8,143 for the year ended December 31, 2000. The amortization period began July 1, 2000, the date at which the software was at the operational stage.


NOTE 6 - CONVERTIBLE NOTES PAYABLE - SHAREHOLDERS

In October 2000, the Company issued several convertible notes payable totaling $212,345 to existing shareholders of the Company. These notes were due on April 30, 2001 and accrued interest at 10% per annum. The notes were convertible into shares of common stock at $.04 per share. Accrued interest related to the notes was $3,199 at December 31, 2000.


NOTE 7 - DEFERRED REVENUE

The Company executed fulfillment agreements with third parties to provide goods and services in connection with joint promotion agreements that are to take place in 2001. Prepayments for certain goods were made in the aggregate amount of $130,000 as of December 31, 2000. Upon completion and shipment of the goods, the prepayments will be recognized as revenue.

NOTE 8 - COMMITMENTS

Leases

The Company has entered into several operating and capital lease agreements for its facility and certain equipment, which expire at various dates through June 2003. The future minimum lease payments under operating and capital leases at December 31, 2000 are as follows:


                                                        Capital        Operating
                                                         Leases          Leases
                                           2001       $   15,969     $  38,870
                                           2002           15,969        40,816
                                           2003            7,009         3,415
                                                      ----------     ---------
            Total minimum lease payments              $   38,947     $  83,101
                                                      ==========     =========
   Less amount representing interest at 12% to 13%         5,302
                                                      ----------
   Present value of net minimum lease payments            33,645

   Less current portion                                  (16,245)
                                                      ----------
   Long-term obligation                               $   17,400
                                                      ==========


Rent expense for the year ended December 31, 2000 and for the period from November 1, 1999 to December 31, 1999 was $36,077 and $37, respectively.

Litigation

The Company may be subject to lawsuits and claims arising in the ordinary course of business. In the Company's opinion, as of December 31, 2000, there are no such matters that would have a material adverse effect on the Company's financial position or its results of operations.

NOTE 9 - DEFERRED INCOME TAXES

At December 31, 2000, the Company has available net operating loss carryforwards of approximately $913,000 that will expire through 2018. After consideration of all the evidence, both positive and negative, management has determined that a valuation allowance is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized due to substantial uncertainty.

Accordingly, components of the Company's net deferred income taxes at December 31, 2001 are as follows:

                       Deferred tax assets:
                      Net operating loss carryforwards               $ 356,000
                                    Valuation allowance               (356,000)
                                                                     ---------
                                                Total                $      --
                                                                     =========

The increase in the valuation allowance for the year ended December 31, 2000 is $290,000.


NOTE 10 - COMMON STOCK

In November 1999, the Company issued 4,999,990 founders shares of common stock to three officers of the Company. The Company recorded expense based on the par value of the shares issued. Due to the issuance of the shares, the Company recorded $5,000 in selling, general and administrative expenses in the statement of operations as of December 31, 1999.

In November 1999, the Company commenced a private offering to the Company's directors for $.02 per share, for which 2,655,000 shares were issued and an aggregate of $53,100 was raised.

A second private offering to the public commenced in November 1999, for $.35 per share, for which 1,971,433 shares were issued and an aggregate of $690,000 was raised, $175,000 during the period ended December 31, 1999 and $515,000 during the year ended December 31, 2000.

On October 31, 2000, 484,375 shares were issued to an existing shareholder for $.04 per share or net proceeds of $19,375. This issuance was in lieu of executing a convertible note payable (See Note 5).


NOTE 11 -STOCK OPTIONS

STOCK OPTIONS

In accordance with APB No. 25, compensation expense is recognized for employee stock options when the market price of the underlying stock exceeds the exercise price on the date of grant. The Company issued stock options to employees related to their employment agreements in November 1999 that were below the market price. The value given to these options using the minimum value method was $66,500. The Company is expensing the fair value of the options granted (as determined at the grant date) over the service period of the options. The Company recognized $16,625 and $2,771 in stock based compensation expense related to these options for the year ended December 31, 2000 and the period from November 1, 1999 to December 31, 1999, respectively.

During December 31, 2000, the exercise price of stock options issued to employees equaled the fair value of the underlying stock on the date of grant. The market price of the underlying stock was determined by management, based on, among other things, transactions with third party investors. Accordingly, the Company did not record any compensation expenses related to these grants. For options issued to consultants, the Company expensed the fair value of the options granted (as determined at the grant date) over the service or vesting period of the options. The Company recognized $229 in stock based compensation expense for the year ended December 31, 2000. The Company did not recognize any compensation expense for the period from November 1, 1999 to December 31, 1999.

All options vest over a three to four year period and are exercisable over a one to five year period after the date of grant. Of the options issued to employees and the options issued to consultants, 3,520,000 and 3,810 respectively, are currently exercisable. Subsequent to December 31, 2000, all of the issued stock options were converted, along with the outstanding warrants and common stock, into a $300,000 convertible note as a result of the merger agreement with TargitInteractive, Inc. (see Note 12).

The fair value for these options was estimated at the date of grant using the minimum value option pricing model with the following assumptions; risk-free interest rates equal to the five year U.S. Treasury Bill rate on the grant date; expected dividends of $-0-; expected life equal to the life of the options; and market price of the stock on the date of grant ranging from $.02 to $.35.

A summary of the Company's stock option activity through December 31, 2000 follows:

                                        EMPLOYEES              CONSULTANTS
                                ------------------------------------------------
                                   AVERAGE     NUMBER      AVERAGE     NUMBER
                                   EXERCISE      OF        EXERCISE      OF
                                    PRICE      SHARES       PRICE      SHARES
                                ------------------------------------------------

Outstanding--December 31, 1998     $    --          --    $     --          --
  Granted                             .001   3,500,000          --          --
  Exercised                             --          --          --          --
  Forfeited                             --          --          --          --
  Expired/Cancelled                     --          --          --          --
                                ------------------------------------------------
Outstanding--December 31, 1999        .001   3,500,000          --          --
  Granted                             .350      80,000        .350       3,810
  Exercised                             --          --          --          --
  Forfeited                             --          --          --          --
  Expired/Cancelled                     --          --          --          --
                                ------------------------------------------------
Outstanding--December 31, 2000     $  .010   3,580,000     $  .350       3,810
                                ================================================

The weighted-average remaining contractual life of these options are 2.8 and 4.8 years at December 31, 2000, and 1999, respectively. The estimated weighted-average fair value of options granted during fiscal year ended December 31, 2000, with an estimated stock price equal to exercise price was $.08. The estimated weighted-average fair value of options with an estimated stock price less than exercise price for options granted during fiscal year ended December 31, 1999, was $.02 per share.

Pro forma information regarding net loss is required by FASB Statement No. 123, as if the Company had accounted for its stock options issued to employees, directors and advisors under the fair value method is as follows:

                                                     YEARS ENDED DECEMBER 31
                                                     ----------------------
                                                     2000              1999
                                          ------------------------------------

         Pro forma net loss                       ($744,606)        ($75,197)


The pro forma effect on net loss is not representative of the pro forma effect on operational results in future years.

STOCK WARRANTS

On December 31, 2000, the Company had 6,391,518 warrants outstanding, including the warrants issued in connection with the sale of stock (see Note 10), which were issued to investors for the purchase of an equal amount of shares of stock. No expense was recognized for the year ended December 31, 2000 or during the period from November 1, 1999 to December 31, 1999. Subsequent to December 31, 2000, all of the issued warrants were converted, along with the outstanding stock options and common stock, into a $300,000 convertible note as a result of the merger agreement with TargitInteractive, Inc. (see Note 12).


NOTE 12 - SUBSEQUENT EVENTS

On July 27, 2001, the Company entered into a merger agreement with TargitInteractive, Inc. The Company became a wholly owned subsidiary of TargitInteractive, Inc. As a result of the merger, all of the outstanding shares of common stock and granted stock options and warrants were converted into a $300,000 5% convertible note. The holders of the note may convert all or part of the outstanding principal and accrued interest into approximately 26% on an as-converted basis to shares of TargitInteractive, Inc. common stock which are outstanding immediately prior to the conversion. On August 15, 2001, the note was converted into 6,745,000 shares of TargitInteractive common stock.

In addition to the convertible note, warrants were issued to purchase up to 5% of the TargitInteractive, Inc. common stock outstanding for an aggregate exercise price of $1,000,000. The warrants expire June 30, 2002 and are contingent upon the completion of a $2,000,000 private placement.

TargitInteractive, Inc. also issued 300,000 shares to certain shareholders of FirstPop.com that contributed interim financing funds while the companies were in negotiations.

                             WILLIAMS SOFTWARE, INC.

                         CONDENSED INTERIM BALANCE SHEET
                                  June 30, 2001
                                   (Unaudited)


ASSETS


Current assets:
   Cash                                                          $    84,094
   Prepaid royalty expense                                           137,500

   Other current assets                                                  402
                                                                 -----------
Total current assets                                                 221,996

Property and equipment, net of accumulated depreciation               96,781

Other assets                                                             720
                                                                 -----------
Total assets                                                     $   319,497
                                                                 ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable and accrued expenses                         $   252,949
   Deferred revenue                                                  130,000
   Current portion of obligations under capital leases                21,292
                                                                 -----------
Total current liabilities                                            404,241

Obligations under capital leases, net of current portion              12,353

Total liabilities                                                    416,594

Commitments

Shareholders' deficit:
   Common stock; $0.001 par value;100,000,000 shares
      authorized, 35,532,000 issued and outstanding                   35,532
   Additional paid-in capital                                      1,466,401
   Subscriptions receivable                                         (230,616)
   Accumulated deficit                                            (1,368,414)
                                                                 -----------
Total shareholders' deficit                                          (97,097)
                                                                 -----------
Total liabilities and shareholders' deficit                      $   319,497
                                                                 ===========




       See accompanying notes to condensed interim financial statements.

                             WILLIAMS SOFTWARE, INC.
                   CONDENSED INTERIM STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                          Six Months Ended      Six Months Ended
                                           June 30, 2001          June 30, 2000
                                           ------------           ------------
Revenues                                  $         34           $        210
Costs and expenses:
   Payroll, benefits and related expense       340,047                143,115
   General and administrative                  194,341                130,738
                                           ------------           ------------
Total costs and expenses                       534,388                273,853

Loss from operations                          (534,354)              (273,643)

                                          ------------           ------------
Other income (expense):                        (15,857)                   755
                                          ------------           ------------

Net loss                                      (550,211)              (272,888)
                                          ============           ============

Basic and diluted loss per common share:

Basic and diluted loss per common share         $(0.03)                $(0.03)
                                          ============           ============
Weighted average number of common
  shares outstanding                        16,774,726              8,493,627
                                          ============           ============



       See accompanying notes to condensed interim financial statements.

                             WILLIAMS SOFTWARE, INC.
                   CONDENSED INTERIM STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                              Six Months Ended  Six Months Ended
                                                   June 30,         June 30,
                                                     2001            2000
                                                   ---------       ---------
OPERATING ACTIVITIES
Net loss                                           $(550,211)      $(272,888)
Adjustments to reconcile net loss to net
   cash used in operating activities:
        Depreciation and amortization                 22,704           4,761
        Stock issued for note conversions             20,000              --
        Amortization of unearned compensation         47,104           8,541
   Changes in assets and liabilities:
        Other current assets                           5,945         (30,939)
        Prepaid royalty expense                           --         (25,000)
        Other assets                                   6,195              --
        Accounts payable and accrued expenses        217,720          (8,763)
        Deferred revenue                                  --           5,000
                                                   ---------       ---------
Net cash used in
operating activities                                (230,543)       (319,288)
                                                   ---------       ---------
INVESTING ACTIVITIES
    Purchase of property and equipment                    --         (54,072)
                                                   ---------       ---------
Net cash used in investing activities                     --         (54,072)
                                                   ---------       ---------
FINANCING ACTIVITIES
    Proceeds from convertible notes                   66,768              --
    Proceeds from issuance of common stock           138,000         393,100
                                                   ---------       ---------
Net cash provided by financing activities            204,768         393,100
                                                   ---------       ---------
Net increase (decrease) in cash                      (25,775)         19,740

Cash at beginning of period                          109,869         127,452
                                                   ---------       ---------
Cash at end of period                              $  84,094       $ 147,192
                                                   =========       =========


Supplemental disclosures of non-cash investing and financing activities:

       Payment of interest through stock issuance  $  16,801       $      --


       See accompanying notes to condensed interim financial statements.

WILLIAMS SOFTWARE, INC.
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)


Note 1.  Basis of Presentation

The unaudited interim financial statements of Williams Software, Inc. (the Company) as of June 30, 2001 and for the six-month periods ended June 30, 2001 and 2000 do not provide all the disclosures included in the annual financial statements. These interim financial statements should be read in conjunction with the audited financial statements and footnotes included therein. In the opinion of management, the accompanying interim financial statements reflect all adjustments necessary for a fair presentation of the financial position and results of operations of the Company.


Note 2.  Subsequent Events

On July 27, 2001, the Company entered into a merger agreement with TargitInteractive, Inc. The Company became a wholly owned subsidiary of TargitInteractive, Inc. As a result of the merger, all of the outstanding shares of common stock and granted stock options and warrants were converted into a $300,000 5% convertible note. The holders of the note may convert all or part of the outstanding principal and accrued interest into approximately 26% on an as-converted basis to shares of TargitInteractive, Inc. common stock which are outstanding immediately prior to the conversion. On August 15, 2001, the note was converted into 6,745,000 shares of TargitInteractive common stock.

In addition to the convertible note, warrants were issued to purchase up to 5% of the TargitInteractive, Inc. common stock outstanding for an aggregate exercise price of $1,000,000. The warrants expire June 30, 2002 and are contingent upon the completion of a $2,000,000 private placement.

TargitInteractive, Inc. also issued 300,000 shares to certain shareholders of FirstPop.com that contributed interim financing funds while the companies were in negotiations.

     PRO FORMA FINANCIAL INFORMATION

                TARGITINTERACTIVE, INC. AND WILLIAMS SOFTWARE, INC.
                           D/B/A FIRSTPOP.COM, INC.

                  INTRODUCTION TO PRO FORMA CONDENSED FINANCIAL
                                   STATEMENTS
                                   (UNAUDITED)

Effective July 27, 2001, TargitInteractive, Inc., (TGIT), consummated a merger agreement (the "Agreement") with Williams Software, Inc. d/b/a FirstPop.com, Inc. (the Company or FirstPop.com), and FP Acquisition Corp., a wholly-owned subsidiary of TargitInteractive, Inc. In connection with the Agreement, FP Acquisition Corporation merged with and into FirstPop.com, Inc. in a reverse triangular merger (the "Merger"), with FirstPop.com, Inc. the surviving corporation. Pursuant to the Merger, TargitInteractive, Inc. issued a 5% convertible note at $300,000 for 100% of the outstanding common stock and warrants to purchase up to 5% of TargitInteractive. Inc.'s common stock, outstanding immediately following the acquisition of FirstPop.com, which was consummated on July 27, 2001. The warrants are contingent upon the completion of a $2,000,000 private placement. The note is convertible into 26% on an as-converted basis of the shares of common stock outstanding immediately prior to the conversion.

TGIT has determined the Investment in FirstPop.com to be $1,398,601, which consists of the fair value of the convertible notes $1,100,000, the fair value of warrants $280,000 incentive shares issued to FirstPop shareholders who contributed capital to complete the merger $66,000, less net assets of $47,399, which consists of $225,758 of cash, $137,802 of prepaid expenses, fixed assets of $92,998, liabilities of $279,358 and deferred revenue of $130,000.

The Merger was accounted for using the purchase method of accounting. The pro forma balance sheet and the pro forma adjustments described in the notes to pro forma financial statements reflect the excess of the purchase price over the fair value of the net liabilities assumed as "purchase price to be allocated". TGIT is currently in the process of having an independent valuation performed to determine the value of identifiable intangible assets acquired. Goodwill will be calculated as the difference between the purchase price to be allocated" and the fair value of the identifiable intangible assets as required by FAS 141, Business Combinations.

On May 29, 2001, TargitInteractive, Inc. acquired all of the outstanding preferred stock of Global Marketing Technologies International, Inc. For accounting purposes, the acquisition has been treated as an acquisition of TargitInteractive, Inc. by Global Marketing Technologies International, Inc. and as a recapitalization of Global Marketing Technologies International, Inc. The historical financial statements prior to May 29, 2001 are those of Global Marketing Technologies International, Inc.

The accompanying unaudited pro forma balance sheet as of June 30, 2001, presents the financial position of TargitInteractive. Inc. and FirstPop.com, Inc. assuming the Merger had been consummated on that date. The unaudited pro forma condensed statement of operations for the year ended December 31, 2000, combines the statements of operations of TargitInteractive, Inc. and FirstPop.com, Inc. and assumes the transactions occurred on January 1, 2000. The unaudited pro forma condensed statement of operations for the six-month period ended June 30, 2001 combines the statements of operations of TargitInteractive, Inc. and FirstPop.com, Inc. for the six-month period and assumes the transaction occurred on January 1, 2001.

The unaudited pro forma financial information does not purport to be indicative of the results which would have actually have been obtained had such transactions been completed as of the assumed dates and for the periods presented or which may be obtained in the future.

                     TARGITINTERACTIVE, INC AND FIRSTPOP.COM, INC.
                                 PRO FORMA BALANCE SHEET
                                    JUNE 30, 2001
                                     (UNAUDITED)


                                Targit
                           Interactive, Inc. FirstPop.com
                              Period ended   Period ended   Pro Forma
                            June 30, 2001    June 30, 2001  Adjustments      Combined
                            --------------  --------------  -----------    ------------

Assets

Cash                        $     170,530    $   84,094     $        --    $    254,624
Accounts receivable               794,032            --              --         794,032
Prepaid expenses                    2,000       137,902              --         139,902
                             ------------    ----------     -----------    ------------
Total current assets              966,562       221,996              --       1,188,558

Property and equipment, net       805,198        96,781                         901,979
Other assets                       51,144           720                          51,864
Purchase price to be
  allocated                            --            --       1,543,097(A)    1,543,097
                             ------------    ----------   -------------    ------------
Total assets                 $  1,822,904    $  319,497   $   1,543,097    $  3,685,498
                             ============    ==========   =============    ============


Liabilities and equity

Accounts payable             $  3,905,206    $   42,028                    $ 3,947,234
Accrued expenses                  294,575       210,921                        505,496
Net liabilities to be disposed    337,954            --                        337,954
Current portion of long term debt  13,367        21,292                         34,659
Notes payable                      50,000            --                         50,000
Deferred revenue                  157,885       130,000                        287,885
                             ------------    ----------   -------------    ------------
Total current liabilities       4,758,987       404,241              --      5,163,228

Note payable to shareholders      450,000            --       1,100,000 (A)
                                                                (50,000)(B)  1,500,000
Leases payable                      2,999        12,353              --         15,352

Equity:
Common stock                        1,762        35,532         (35,532)(A)      5,112
                                                                             3,350 (B)
Additional-paid-in capital     18,788,302     1,466,401      (1,466,401)(A)
                                                              1,312,900 (B) 20,101,202
Subscriptions receivable               --      (230,616)        230,616 (A)         --
Unearned compensation                  --            --        (346,500)(B)   (346,500)
Accumulated deficit           (22,179,146)   (1,368,414)      1,368,414 (A)
                                                               (573,750)(B)(22,752,896)
                             ------------    ----------   -------------    -----------
Total liabilities and equity $  1,822,904    $  319,497   $   1,543,097    $ 3,685,498
                             ============    ==========   =============    ===========

                 PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED DECEMBER 31, 2000
                                   (UNAUDITED)



                                    Targit                                            Pro Forma
                               Interactive, Inc.  FirstPop, Inc      Adjustments      Combined
                                ---------------- ----------------  --------------  --------------

Revenues, net                    $ 6,225,426         $   2,959      $        --     $ 6,228,385

Costs of revenues                 13,019,836             1,040               --      13,020,876
Sales and marketing                3,925,436            19,398               --       3,944,834
Salaries and wages                 3,645,078           430,151               --       4,075,229
General and administrative         1,469,399           292,501          191,250 (D)
                                                                        514,366 (C)   2,467,516
                                 -----------         ---------        ---------     -----------
Total costs and expenses          22,059,749           743,090          705,616      23,508,455

Operating loss                   (15,834,323)         (740,131)        (705,616)    (17,280,070)

Loss on disposal of assets          (223,712)               --               --        (223,712)
Gain on sale of Travlang             273,400                --               --         273,400
Interest expense                  (2,742,740)           (2,875)              --      (2,745,615)
                                 -----------         ---------        ---------      ----------
Net loss from continuing
     operations                  (18,527,375)         (743,006)        (705,616)    (19,975,997)
                                 ===========         =========        =========      ==========


Basic and diluted net loss per share:

Net loss per common share              (1.68)                                             (0.96)
Weighted average shares of
   common stock outstanding       11,050,740                                         20,845,740 (F)





                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                        FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2001
                                   (UNAUDITED)

                                    Targit
                                Interactive, Inc. FirstPop.com
                                     Six month      Six month
                                   period ended    period ended     Pro Forma
                                  June 30, 2001    June 30, 2001   Adjustments      Combined
                                 --------------  --------------  --------------  --------------


Revenues, net                     $ 2,569,666       $       34   $        --      $  2,569,970

Costs of revenues                   1,274,839               --            --         1,274,839
Sales and marketing                   123,786               --            --           123,786
Salaries and wages                  1,266,009          340,047            --         1,606,056
General and administrative          1,404,373          194,341        95,625 (D)
                                                                     257,183 (C)     1,951,522
                                  -----------       ----------     ---------       -----------

Total costs and expenses            4,069,007          534,388       352,808         4,956,203

Operating loss                     (1,499,341)        (534,354)     (352,808)       (2,386,233)

Interest expense                     (371,959)         (15,857)           --          (387,816)
Discount attributable to
  beneficial conversion privilege    (143,182)              --       143,182 (E)            --
                                  -----------       ----------     ---------       -----------
Net loss from continuing
    operations                    $(2,014,482)      $ (550,221)    $(209,626)     $ (2,774,049)
                                  ===========       ==========     =========       ===========


Basic and diluted loss per share:
Net loss per common share           $   (0.11)                                     $     (0.13)
Weighted average shares of common
    stock outstanding              17,547,105                                       21,568,981 (F)


NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

TGIT effected a 30 for 1 reverse stock split on August 9, 2001. This stock split has been reflected in the financial statements and footnotes for all periods presented.

BALANCE SHEET ADJUSTMENTS

(A) Reflects the accounting for the purchase of FirstPop.com, Inc., as if the purchase were transacted on June 30, 2001, which consists of the fair value of the convertible note $1,100,000, the fair value of warrants issued 280,000, incentive shares issued to FirstPop shareholders who contributed capital to complete the merger $66,000, and net liabilities of $97,097. The purchase price has been allocated to "purchase price to be allocated" ($ 1,543,097).

(B) Reflects the shares issued to related parties and a note conversion with a related party, all of which were contingent upon the completion of the FirstPop acquisition.


INCOME STATEMENT ADJUSTMENTS

(C) Reflects the amortization of the purchase price to be allocated over a three-year amortization period. Actual amortization for future periods will be dependent upon the final allocation of the purchase price, when completed, to identifiable intangible assets and goodwill, if any, and the evaluation of appropriate useful lives for such assets. The Company is currently in the process of evaluating such allocations and useful lives. Upon adoption of FAS 142, which will begin January 1, 2002, only identifiable intangible assets with determinable lives will be amortized. Goodwill will no longer be amortized, but instead reviewed periodically for impairment and written down if necessary.

(D) Reflects the amortization of the unearned compensation over a three-year period for the stock issued to FirstPop management.

(E) Reflects the removal of the discount for the beneficial conversion privilege related to the preferred shareholders of TargitMail prior to the acquisition.

(F) Reflects the weighted average number of shares outstanding for the period, after giving effect to the Mergers, calculated as the historical weighted average common shares for TargitInteractive. Inc., Inc.